SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             LEHMAN ABS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                          13-3447441
----------------------------------------                     -------------------
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

3 World Financial Center, New York, New York                       10285
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(Address of principal executive offices)                         (Zip Code)


If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective                  securities and is to become
upon filing pursuant to General              effective simultaneously with the
Instruction A(c)(1) please check             effetiveness of a concurrent
the following box. [X]                       registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.   [_]


        Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered
   -------------------                       ------------------------------

   Corporate Bond-Backed Certificates,       New York Stock Exchange
    Series 1997-CHR-1, Class A-1 and
    Series 1997-CHR-1, Class A-2


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The description of the Corporate Bond-Backed Certificates, Series 1997-CHR-1, Class A-1 and Class A-2 is contained in the Prospectus, dated November 15, 1995, included in the Registrant's Registration Statement on Form S-3 (No. 33-73438) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated July 9, 1997, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.


ITEM 2.  EXHIBITS.

              The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 28, 1996, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of July 10, 1997, between the Registrant and The Bank of New York, relating to the Corporate Bond-Backed Certificates, Series 1997-CHR-1.









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
                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            LEHMAN ABS CORPORATION
                                                 (Registrant)


Date:  July 10, 1997                        By: /s/ Mark Zusy
                                               -------------------------------
                                                 Name:  Mark Zusy
                                                 Title: Senior Vice President










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